UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2007

NATIONAL SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6453	95-2095071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090

SANTA CLARA, CALIFORNIA 95052-8090

(Address of Principal Executive Offices)

(408) 721-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NATIONAL SEMICONDUCTOR CORPORATION

Table of Contents

		Page

Section 8 – Other Events

Item 8.01	Other Events	3

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits	3

Signature		4

Exhibits:
99.1	News release dated February 5, 2007

NATIONAL SEMICONDUCTOR CORPORATION

Item 8.01	OTHER EVENTS

On February 5, 2007, National Semiconductor Corporation issued a news release announcing a downward revision of its revenue outlook for the third quarter of fiscal 2007. A copy of the news release is attached as Exhibit 99.1.

The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	News release dated February 5, 2007 issued by National Semiconductor Corporation*

*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SEMICONDUCTOR CORPORATION

Dated: February 5, 2007	//S// Jamie E. Samath
Jamie E. Samath Corporate Controller Signing on behalf of the registrant and as principal accounting officer

Exhibit 99.1

Media Contact:	Financial:
LuAnn Jenkins	Long Ly
National Semiconductor	National Semiconductor
(408) 721-2440	(408) 721-5007
luann.jenkins@nsc.com	invest.group@nsc.com

National Semiconductor Revises Revenue Outlook for Third Quarter of Fiscal 2007

SANTA CLARA, Calif. -- February 5, 2007 -- National Semiconductor Corporation (NYSE:NSM) today announced that it is lowering the company’s revenue outlook for the third quarter of fiscal 2007, ending February 25, 2007.  The company now anticipates that revenue for the third quarter of fiscal 2007 will be down approximately 14 to 15 percent sequentially from the $501.6 million in revenues that were achieved in the second quarter of fiscal 2007.  National had originally guided on December 7, 2006, that third quarter revenues were expected to be down 8 to 11 percent sequentially, of which approximately 2 percentage points was attributable to reduced foundry revenue from the previously disposed of Cordless and PC Super I/O businesses.

National’s revised outlook is being driven primarily by lower-than-expected shipments into the distribution channel, mainly in the Asia Pacific region due to distribution resale activity being lower over the holiday period than was originally anticipated. The revised outlook also reflects lower-than-expected shipments of display products during the third quarter.

The company is not changing its guidance on gross margin percentage for the third quarter. When National reported financial results on December 7, 2006, it indicated during the conference call that gross margin percentage for the third quarter of fiscal 2007 was expected to range from 58 to 59 percent, which includes approximately $7 million of stock compensation expense.

National’s third quarter financial announcement and conference call are scheduled for March 8, 2007, at which time the company will discuss financial results in more detail and provide an outlook for the fourth quarter of fiscal 2007.

Special Note

This release contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These factors include, but are not restricted to, new orders received and shipped during the quarter, the degree of factory utilization, the sale of inventories at existing prices, and the ramp up and sale of new analog products.

About National Semiconductor

National Semiconductor, the industry's premier analog company, creates high performance analog devices and subsystems.  National's leading-edge products include power management circuits, display drivers, audio and operational amplifiers, communication interface products and data conversion solutions. National's key analog markets include wireless handsets, displays and a variety of broad electronics markets, including medical, automotive, industrial, and test and measurement applications. Headquartered in Santa Clara, California, National reported sales of $2.16 billion for fiscal 2006, which ended May 28, 2006.  Additional company and product information is available at www.national.com.

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